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                                                                  Exhibit 3.3



                              AGREEMENT OF MERGER

                  This Agreement of Merger, dated as of May 20, 1996 ("Merger Agreement"), is made and entered into by WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), and Blue Cross of California, a California corporation ("BCC") (WellPoint and BCC being collectively referred to as the "Constituent Corporations"), Western Health Partnerships, a California nonprofit public benefit corporation (the "Health Foundation") and Western Foundation for Health Improvement, a California nonprofit public benefit corporation (the "Western Foundation" and together with the Health Foundation, the "Foundations").

                                  WITNESSETH:

                  WHEREAS, the Constituent Corporations previously have entered into an Amended and Restated Recapitalization Agreement providing for certain representations, warranties and agreements in connection with the transactions contemplated; and

                  WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that BCC and WellPoint be combined through a merger (the "Merger") of WellPoint into BCC.

                  NOW, THEREFORE, the Constituent Corporations and the Foundations hereby agree as follows:

                                   ARTICLE I.

                          The Constituent Corporations

                  1.01     (a)      BCC was incorporated under the laws of the
State of California on June 8, 1982.

                           (b)      BCC is authorized to issue an aggregate of
300,000,000 Common Shares (the "BCC Common Stock") and 50,000,000 Preferred Shares (the "BCC Preferred Stock").

                           (c)      As of the date and time immediately prior to
the consummation of the Merger, there will be an aggregate of 53,360,000 shares of BCC Common Stock (all of which will be owned by the Health Foundation) and no shares of BCC Preferred Stock will be outstanding.

                  1.02     (a)      WellPoint was incorporated under the laws of
the State of Delaware on July 24, 1992.


                                       1.



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                           (b)      WellPoint is authorized to issue an
aggregate of 350,000,000 shares of capital stock, of which 200,000,000 are Class A Common Stock (the "WellPoint Class A Common Stock"), 100,000,000 are Class B Common Stock (the "WellPoint Class B Common Stock") and 50,000,000 are Preferred Stock (the "WellPoint Preferred Stock").

                           (c)      As of the date and time immediately prior to
the consummation of the Merger, an aggregate of 19,500,000 shares of WellPoint Class A Common Stock, 80,000,000 shares of WellPoint Class B Common Stock and no shares of WellPoint Preferred Stock will be outstanding.

                                  ARTICLE II.

                                   The Merger

                  2.01     (a)      This Merger Agreement shall be submitted to
the shareholders of BCC and WellPoint. If adopted and approved by the written consent of the shareholders of BCC and by the vote of the stockholders of WellPoint, and if all of the conditions precedent to the consummation of the Merger specified in the Amended and Restated Recapitalization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then, unless terminated as provided in the Amended and Restated Recapitalization Agreement, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation Law, shall be filed with the Secretary of State of California, and certificates meeting the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of Delaware. Upon such California filing, the Merger shall become effective ("Effective Time of the Merger").

                           (b)      At the Effective Time of the Merger,
WellPoint shall be merged into BCC and the separate corporate existence of WellPoint shall thereupon cease. BCC shall be the surviving corporation in the Merger and the separate corporate existence of BCC, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger ("Surviving Corporation").

                  2.02 (a) The Surviving Corporation shall succeed to all of the rights, privileges, powers, immunities and franchises of WellPoint, all of the properties and assets of WellPoint and all of the debts, choses in action and other interests due or belonging to WellPoint and shall be subject to, and responsible for, all of the debts, liabilities and obligations of WellPoint with the effect set forth in the California General Corporation Law.

                           (b)      If, at any time after the Effective Time of
the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or

                                       2.



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interest in, to or under any of the rights, properties or assets of WellPoint acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of WellPoint or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of WellPoint or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Merger Agreement.

                                  ARTICLE III.

                           Articles of Incorporation

                  3.01 The Articles of Incorporation of BCC in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation except that Article I thereof shall be amended in its entirety to read as follows:

                       "The name of this corporation (hereinafter called the
               "Corporation") is WellPoint Health Networks Inc."

                                  ARTICLE IV.

                     Manner And Basis Of Converting Shares
                        Of The Constituent Corporations

                  4.01     At the Effective Time of the Merger:

                           (a)      Each share of WellPoint Class A Common Stock
which is outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into .667 of a share of BCC Common Stock.

                           (b)      Each share of WellPoint Class B Common Stock
which is outstanding immediately prior to the Effective Time of the Merger shall be cancelled at the Effective Time of the Merger.

                           (c)      The shares of BCC Common Stock outstanding
immediately prior to the Effective Time shall be converted in the aggregate into 53,360,000 shares of BCC Common Stock and the right to receive cash in the aggregate amount of $235,000,000.

                  4.02 BCC shall not be required to issue or deliver any fractional shares of BCC Common Stock or any BCC certificates representing fractional shares of BCC Common Stock in connection with any exchange of WellPoint certificates for BCC certificates; however, BCC shall pay to each person who would otherwise be entitled to

                                       3.



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receive a BCC certificate representing a fractional share of BCC Common Stock an amount in cash equal to such fraction multiplied by the average closing price per share of BCC Common Stock on the New York Stock Exchange or on such exchange as the BCC Common Stock shall be listed during the five trading days immediately following the Effective Time.

                  4.03 At the Effective Time of the Merger, BCC shall distribute to the holder of BCC Common Stock, upon surrender of the certificate(s) representing the shares of BCC Common Stock outstanding immediately prior to the Effective Time, such certificates registered in the name of such holder or its designee as such holder shall request, and payment shall be made by wire transfer to such holder of the aggregate cash amount referred to in Section 4.01(c). Immediately after the Effective Time of the Merger and after surrender to BCC or such other party designated by BCC (the "Exchange Agent") of any certificate which prior to the Effective Time of the Merger shall have represented any WellPoint shares, BCC shall cause to be distributed to the person in whose name such certificate shall have been issued a certificate registered in the name of such person representing the whole shares of BCC Common Stock into which any shares previously represented by the surrendered certificate shall have been converted at the Effective Time of the Merger, along with the check representing the value of any fractional share as determined in Section 4.02 above. Until surrendered each certificate which immediately prior to the Effective Time of the Merger shall have represented any BCC share or WellPoint share shall be deemed at and after the Effective Time of the Merger to represent only the right to receive upon surrender the certificate and payments contemplated above in Sections 4.01 and 4.02. Upon such surrender, there shall be paid to the person in whose name the certificate(s) representing such shares of BCC Common Stock shall be issued and without interest any dividends which shall have become payable with respect to such shares of BCC Common Stock between the Effective Time of the Merger and the time of such surrender.

                  4.04 If any certificate for shares of BCC Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of BCC that such tax has been paid or is not payable.



                                       4.



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                                   ARTICLE V.

                                    General

                  5.01 This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.02 Notwithstanding approval of this Merger Agreement by the shareholders of either of the Constituent Corporations, this Merger Agreement shall terminate forthwith in the event that the Amended and Restated Recapitalization Agreement shall be terminated as therein provided.

                  5.03 This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either of the Constituent Corporations, but, after any such approval, no amendment shall be made which would have a material adverse effect on the shareholders of either of the Constituent Corporations, or change any of the principal terms of the Merger Agreement, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Without limiting the foregoing, the parties hereto acknowledge and agree that (a) any modification of the manner or basis of exchanging shares of WellPoint common stock into BCC Common Stock shall require further approval of the Board of Directors (or appropriate committee thereof empowered to so act) of WellPoint and the stockholders of WellPoint, and
(b) any modification of the manner or basis of exchanging BCC Common Stock (as described above) shall require further approval of the Board of Directors (or appropriate committee thereof empowered to so act) of BCC and the shareholder of BCC.

                  IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                              BLUE CROSS OF CALIFORNIA



                                              By: /s/  Leonard D. Schaeffer
                                                  ------------------------------
                                                       Leonard D. Schaeffer
                                                       Chairman of the Board and
                                                       Chief Executive Officer



                                              By: /s/  Brian J. Donnelly
                                                  ------------------------------
                                                       Brian J. Donnelly
                                                       Secretary

                                       5.



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                                            WELLPOINT HEALTH NETWORKS INC.



                                            By: /s/  Leonard D. Schaeffer
                                                ------------------------------
                                                     Leonard D. Schaeffer
                                                     Chairman of the Board and
                                                     Chief Executive Officer



                                            By: /s/  Thomas C. Geiser
                                                ------------------------------
                                                     Thomas C. Geiser
                                                     Secretary


                                            WESTERN HEALTH PARTNERSHIPS



                                            By: /s/  Jonathan Van Scoyk
                                                ------------------------------
                                                Name: Jonathan Van Scoyk
                                                Title: Vice President, CFO



                                            By: /s/   Gail C. Watts
                                                ------------------------------
                                                Name: Gail C. Watts
                                                Title: Vice President, Secretary

                                            WESTERN FOUNDATION FOR HEALTH
                                            IMPROVEMENT



                                            By: /s/  Jonathan Van Scoyk
                                                ------------------------------
                                                Name: Jonathan Van Scoyk
                                                Title: Vice President, CFO


                                            By:
                                                /s/   Gail C. Watts
                                                ------------------------------
                                                Name: Gail C. Watts
                                                Title: Vice President, Secretary
                                       6.


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                             OFFICERS' CERTIFICATE
                                      FOR
                         WELLPOINT HEALTH NETWORKS INC.

                             A Delaware Corporation


         The undersigned, Howard G. Phanstiel and Thomas C. Geiser, certify that:

         1. They are the Executive Vice President and the Secretary, respectively, of WellPoint Health Networks Inc., a Delaware corporation (the "Corporation").

         2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the stockholders of the Corporation.

         3. The total number of outstanding shares of each class entitled to vote on the merger was 19,500,000 shares of Class A Common Stock and 80,000,000 shares of Class B Common Stock (together the "Common Stock"). The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required, only the Common Stock of the Corporation being entitled to vote on the merger and such required vote being a majority of the outstanding shares of Class A Common and Class B Common Stock voting together as a single class and a majority of the shares of Class A Common Stock present at the special meeting of stockholders called to vote on the Agreement of Merger, voting separately as a class.

         The undersigned certify under penalty of perjury that they have read the foregoing certificate and know the contents thereof, and that the statements therein are true.

         Executed at Los Angeles, California on May 20, 1996.


                                                        /s/ Howard G. Phanstiel
                                                        ------------------------
                                                        Howard G. Phanstiel
                                                        Executive Vice President

                                                        /s/ Thomas C. Geiser
                                                        ------------------------
                                                        Thomas C. Geiser
                                                        Secretary

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                             OFFICERS' CERTIFICATE
                                      FOR
                            BLUE CROSS OF CALIFORNIA

                            A California Corporation

The undersigned, Leonard D. Schaeffer and Brian J. Donnelly, certify that:

         1. They are the Chairman of the Board/Chief Executive Officer and the Secretary, respectively, of Blue Cross of California, a California corporation (the "Corporation").

         2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the shareholders of the Corporation.

         3. The total number of outstanding shares of each class entitled to vote on the merger was 53,360,000 shares of Common Stock. The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required with such required vote being a majority of the outstanding shares of Common Stock.

         The undersigned certify under penalty of perjury that they have read the foregoing certificate and know the contents thereof, and that the statements therein are true.

         Executed at Los Angeles, California on May 20, 1996.


                                   /s/ Leonard D. Schaeffer
                                   ---------------------------------------------
                                   Chairman of the Board/Chief Executive Officer

                                   /s/ Brian J. Donnelly
                                   ---------------------------------------------
                                   Secretary